Exhibit 16.1

June 8, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Essex Rental Corp.
File No. 0-52459

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Essex Rental Corp. dated June 8, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP